UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 9, 2010

KENSINGTON LEASING, LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

565 Walnut Avenue

Redlands, CA  92373

(Address of principal executive offices)

646 W. Highland Avenue

Redlands, CA  92373

(former name or former address, if changed since last report)

909-708-4303

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 1.01  Entry into a Material Definitive Agreement

On April 9, 2010, Kensington Leasing, Ltd. (the “Company” or “we”) entered into an Option Purchase Agreement with Merrimen Investments, Inc. (“Merrimen”) pursuant to which we concurrently sold to Merrimen for $200,000 an option to purchase up to 24,000,000 shares of our common stock.  The option has an exercise price of $0.08 per share, expires on April 8, 2011, and may be exercised on or after October 1, 2010.  Under the Option Purchase Agreement, Merrimen received two demand registration rights and piggyback registration rights with respect to the shares it may acquire upon exercise of the option.  Based on the number of shares outstanding on the date of this Report, if Merrimen were to exercise the option in full, it would own 76.6% of the outstanding common stock of the Company.

Item 3.02  Unregistered Sales of Equity Securities

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference.

We issued and sold the option in a transaction not involving a public offering, in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.  There was no underwriter involved.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit 10.1

Option Purchase Agreement dated April 9, 2010 between Kensington Leasing, Ltd. and Merrimen Investments, Inc. and Option to Purchase Common Stock dated April 9, 2010 issued to Merrimen Investments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2010	KENSINGTON LEASING, LTD.
__/s/ Angelique de Maison_______ Angelique de Maison Chief Executive Officer

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